UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 1, 2015

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On December 1, 2015, Midway Gold Corp.’s (the “Company” or “our”) subsidiaries, Midway Gold US Inc. (“Midway”) and Nevada Talon LLC (“Talon,” and together with Midway, the “Sellers”) entered into an Asset Purchase Agreement (the “APA”) to sell Midway’s 30% undivided interest in its Spring Valley joint venture (the “Spring Valley Project”) with Barrick Gold Exploration, Inc. (“Barrick”), and certain related property owned by Sellers (collectively, the “Spring Valley Property”), to Solidus Resources, LLC (“Solidus”) by private sale for US$25 million on the terms set forth in the APA. Sellers filed the Motion of Debtors and Debtors in Possession for Entry of an Order (A) Authorizing the Private Sale of the Spring Valley Property Free and Clear of Liens, Claims, and Interests Pursuant to Sections 363(b) and (f) of the Bankruptcy Code, (B) Approving the Asset Purchase Agreement with Solidus Resources, LLC, (C) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases, and (D) Granting Related Relief (the “Motion”) with United States Bankruptcy Court for the District of Colorado (the “Court”), in In re Midway Gold US Inc., et al, Case No. 15-16835 MER (the “Bankruptcy Case”), seeking approval of the transaction.  Consummation of the transactions contemplated by the APA is subject to approval of the Court and other customary conditions described in the APA. There can be no assurance such conditions will be met.

The following description is a summary of the material terms of the APA and is qualified in its entirety by reference to the text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto.

•	Purchase Price. US$25 million in cash, plus Assumed Liabilities and amounts needed to make cure payments to non-debtor parties to Assigned Contracts.
•

Purchased Assets.  The Sellers’ 30% undivided interest in the Spring Valley Project, plus related owned and leased real property, owned and leased mining claims, water rights, assigned contracts, permits, tangible property and other related assets.  Certain real property owned by Sellers adjacent or near the Spring Valley Project.

•

Excluded Assets.  Any of the assets or properties that are not owned by Sellers or are unrelated to the Spring Valley Project, cash and cash equivalents, certain excluded contracts, insurance policies and related proceeds, tax assets and other specified assets.

•

Assumed Liabilities.  All liabilities and obligations related to specified assigned contracts, certain disclosed litigation, certain taxes, post-closing date liabilities arising out of the Spring Valley Project and other specified liabilities.

•	Closing Date. Third business day after satisfaction of the closing conditions identified in the APA.

The Docket related to the Bankruptcy Case, including the Motion and all notices and documentation related to the Bankruptcy Case are available to the public at http://dm.epiq11.com/MGC/Docket.

Item 7.01. Regulation FD Disclosure.

On December 1, 2015, the Company issued the press release announcing that the Company’s subsidiaries executed an Asset Purchase Agreement for the Sale of its 30% interest in Spring Valley.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
10.1 99.1*	Asset Purchase Agreement, Dated November 30, 2015 Press Release, Dated December 1, 2015

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3

MIDWAY GOLD CORP.

DATE: December 3, 2015	By:	/s/ William M. Zisch
William M. Zisch President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1 99.1*	Asset Purchase Agreement, Dated November 30, 2015 Press Release, Dated December 1, 2015

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.